Exhibit 10.15

PRIVATE & CONFIDENTIAL

3 December 2010

BETWEEN

FAME BRILLIANT GROUP LIMITED

(Chargor)

AND

PHILLIP VENTURES ENTERPRISE FUND 2 LTD

(Chargee)

ESCROW AGREEMENT

KHATTARWONG

Partnership in Practice

80 Raffles Place,

#25-01 UOB Plaza 1, Singapore 048624

Tel: 65-6535 6844 / Fax 65-6534 4892

Email kwp@khattarwong.com

THIS AGREEMENT is dated 3rd December 2010 and made amongst:

(1)           FAME BRILLIANT GROUP LIMITED (Company Registration No. 1462170), a corporation incorporated under the laws of the British Virgins Islands with its registered office at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (the “Chargor”);

(2)           PHILLIP VENTURES ENTERPRISE FUND 2 LTD (Company Registration No. 200609453C), a company incorporated under the laws of Singapore with its registered office at 250 North Bridge Road, #06-00 Raffles City Tower, Singapore 179101(the “Chargee”); and

(3)           KHATTARWONG, a firm of advocates and solicitors, of 80 Raffles Place, #25-01, UOB Plaza 1, Singapore 048624 (the “Escrow Agent”),

(collectively, the “Parties” and each, a “Party”).

WHEREAS:

(A)          By a convertible loan agreement dated 24 December 2008 amongst Fast Boost Holding Limited as borrower; the Chargee as lender; and the Chargor, Hong Jinshan and Or Siu Fong as warrantors, the Chargee extended a loan of an initial maximum sum of S$4.0 million. This agreement has since been supplemented, varied and modified and the agreement as supplemented, varied and modified shall be termed the “First CLA”.

(B)          By a convertible loan agreement dated 15 January 2010 amongst Fast Boost Holding Limited as borrower; the Chargee as lender; and the Chargor, Hong Jinshan and Or Siu Fong as warrantors, the Chargee extended a further loan of S$4.0 million to Fast Boost. This agreement has since been supplemented, varied and modified and the agreement as supplemented, varied and modified shall be termed the “Second CLA”). (The First CLA and the Second CLA shall collectively be termed, the “Convertible Loan Agreements”).

(C)          In consideration of the Chargee agreeing to the extension of the Maturity Date (as defined in the Convertible Loan Agreements), the Chargor executed and delivered a deed of charge in favour of the Chargee (the “Deed of Charge”) pursuant to which the Chargor has agreed to create a charge over shares it held in Zuoan Fashion Limited to secure the obligations of the Borrower, the Chargor and/or the Founders under the Convertible Loan Agreements.

(D)          Pursuant to the terms of the Deed of Charge, the Chargor has agreed to, or to procure that the Certificates be delivered to the Escrow Agent to hold in accordance with the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.             DEFINITIONS

1.1          In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words or expressions shall have the following meanings:

“Authorised Representative”	means Mr Timothy Chan Soon Thim (NRIC: S1504534E) of 10 Meragi Road, Singapore 487887, whose specimen signature is set out below:

/s/ Timothy Chan

who is duly authorised to represent the Chargee and/or such other person designated under paragraph 8 of Schedule 1 to represent the Chargee;

“Certificates”	means all certificates, share transfer forms and other documents as set out in Clauses 3.1 and 3.2 of the Deed of Charge;

“Contracting Parties”	means the Chargor and the Chargee;

“Convertible Loan Agreements”	has the meaning ascribed to it in Recital (A);

“Deed of Charge”	has the meaning ascribed to it in Recital (B);

“Escrow Term”	has the meaning ascribed to them in Clause 2.3; and

“final order”

means any such order, writ, judgment or decree of the courts of Singapore which in the professional opinion of the Escrow Agent is not subject to further review or appeal and is binding upon the Escrow Agent.

1.2          Save as expressly defined in this Agreement, capitalised terms defined in this Agreement shall have the same meaning when used in the Convertible Loan Agreement and the Deed of Charge.

1.3          Unless the context otherwise requires, words importing the singular include the plural and vice versa and words of one gender include all other genders.

1.4          The headings used in this Agreement are for convenience and ease of reference only and are not part of this Agreement and shall not be relevant to or affect the meaning or interpretation of this Agreement.

1.5          All Schedules shall form part of this Agreement.

2.             APPOINTMENT AS ESCROW AGENT

2.1          The Contracting Parties jointly appoint the Escrow Agent as an escrow agent and the Escrow Agent agrees to act as an escrow agent in relation to the Certificates upon the terms and subject to the conditions of this Agreement. The Escrow Agent’s duties and responsibilities, in its capacity as such, shall be limited to those expressly set forth in this Agreement.

2.2          In its capacity as escrow agent, the Escrow Agent shall receive for deposit the Certificates with instructions to release the Certificates as provided in this Agreement

2.3          Unless otherwise terminated upon the terms and subject to the conditions of this Agreement the Escrow Agent’s appointment under Clause 2.1 shall terminate upon the earlier of (i) the expiry of 12 months commencing from the date of this Agreement (or such other term the Parties may agree in writing (the “Escrow Term”)); and (ii) upon the full release of the Certificates in accordance with Clause 5.

3.             CONDITION PRECEDENT

The obligations of the Escrow Agent are conditional upon the Escrow Agent’s receipt of the Certificates.

4.             ESCROW

4.1          No later than 3 Business Days from the date of this Agreement (or such other date as may be informed by the Chargee to the Chargor in writing), the Chargor shall deposit (or procure to be deposited) with the Escrow Agent the Certificates.

4.2          The Escrow Agent shall hold, dispose of or otherwise deal with the Certificates in escrow on the terms and conditions set out in this Agreement.

5.             RELEASE OF THE CERTIFICATES

5.1          Subject to the release or delivery of the Certificates pursuant to this Agreement, the Contracting Parties jointly confirm and authorise the Escrow Agent to, and the Escrow Agent shall, as soon as practicable upon its receipt of a notice in the form set out in Schedule 2 signed by the Authorised Representative, release all the Certificates to the Chargee, or to such person(s) directed by the Authorised Representative. The Chargee shall, upon request, furnish the Escrow Agent, prior to receiving the Certificates, a receipt for the Certificates, and, if applicable, documentary evidence reasonably satisfactory to the Escrow Agent of their appointment, incumbency and authority.

5.2          The Escrow Agent shall, as soon as practicable upon its receipt of the notice pursuant to Clause 5.1 act on those instructions accordingly provided that the Escrow Agent shall not act upon any such notice unless it is signed, or appears to be signed by the Authorised Representative.

5.3          In the event no notice is received by the Escrow Agent as set out in Clause 5.1 before the expiry of the Escrow Term or upon the termination of this Agreement pursuant to Clause 10, the Escrow Agent shall as soon as practicable release the Certificates to the Chargor. The Escrow Agent shall have the right, upon the termination of this Agreement provided, to require the Contracting Parties, as a condition to releasing the Certificates, if applicable, to execute, acknowledge and deliver to the Escrow Agent releases of the Escrow Agent, in its capacity as such, reasonably satisfactory to the Escrow Agent in form and content.

5.4          Upon the Escrow Agent dealing with Certificates in accordance with the provisions of this Clause 5, the Escrow Agent shall be released and discharged from all its obligations under this Agreement and none of the Contracting Parties shall have any further claim or remedy against the Escrow Agent.

5.5          The Escrow Agent shall not be bound by and shall have no liability or responsibility arising under any other agreement, including any agreement referred to in this Escrow Agreement, to which the Escrow Agent is not a party.

5.6          The Escrow Agent shall, unless it has actual knowledge otherwise, have the right to assume, in the absence of written notice to the contrary from the proper person(s), that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the Contracting Parties or anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in reliance upon such assumption.

5.7          The Contracting Parties undertake irrevocably and unconditionally to indemnify and hold harmless the Escrow Agent, its employees and agents:

(a)           from all claims, actions, damages, causes of action, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (on an indemnity basis) against the Escrow Agent, its employees and agents or which they may suffer or incur which are brought against any of them in respect of its performance of the duties and obligations provided or related to or connected with this Agreement, including without limitation, any costs or other amounts which may be reasonably and properly incurred or suffered in bringing or defending any proceedings provided that the provisions of this indemnity shall not apply in the event of fraud, dishonesty, wilful default, bad faith or gross negligence of the Escrow Agent;

(b)           from all claims, actions, damages, causes of action, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses (on an indemnity basis) it may suffer or incur for acting in accordance with any direction, notice, order, certificate or other documents (including any document delivered by facsimile transmission) believed by the Escrow Agent to be genuine and to have been duly authorised and duly executed; and

(c)           any claim for tax made in respect of the Certificates, and any payment to and from the Escrow Agent in connection with the Certificates and the Charged Portfolio.

This Clause 5.7 shall survive the resignation or removal of the Escrow Agent as Escrow Agent.

5.8          Should the Escrow Agent (i) receive or become aware of any ambiguous or conflicting instructions, demands or claims with respect to the Certificates, or the rights of any Party or any party benefited by this Agreement or with the terms of this Agreement, or (ii) be uncertain as to its duties or actions under this Agreement; or (iii) there is any dispute or adverse claim or demand being made in connection with the Certificates, the Escrow Agent shall be authorised and entitled to retain the Certificates and have the right to decline to take any action or discontinue any further acts until:

(a)           such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any interpleader, or other action for the determination of such conflict;

(b)           it has received a written agreement by all the disputing parties concerned directing delivery of the Certificates, in which event the Escrow Agent shall deal with the Certificates in accordance with such agreement;

(c)           it shall have received a final order directing release of the Certificates, in which event the Escrow Agent shall release the Certificates in accordance with such final order, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings. If any of the Certificates is at any time attached, garnished, or levied upon under the final order, or in case the payment, assignment, transfer, conveyance or delivery of the Certificates shall be stayed or enjoined by the final order, or in case the final order shall be made or entered affecting the Certificates or any part thereof, then and in any of such events, the Escrow Agent is authorised, in its sole discretion, to rely upon and comply with the final order.

5.9          All cost and expenses incurred by the Escrow Agent in instituting or defending any proceeding under Clause 5.8 shall be jointly and severally borne by the Contracting Parties.

5.10        Notwithstanding anything in this Agreement, the Escrow Agent, in its capacity as such, is authorised, in its discretion, to disregard any and all notices or directions given by any of the Contracting Parties or any other person, firm or corporation, except if (i) such notices or directions as are specifically provided for in this Agreement, and (ii) the final order.

6.             DEALINGS WITH THIRD PARTIES

Any person dealing with the Escrow Agent with respect to the Certificates shall not be concerned to enquire whether any event had happened upon which any of the powers contained in this Agreement are or may be exercised thereof, so long as the Escrow Agent is acting in accordance with the instructions as set out in this Agreement.

7.             DETERMINATION

Any determination or notification by the Escrow Agent concerning any matters under this Agreement shall, in the absence of manifest error, be prima facie evidence as to that matter and shall be binding on the Contracting Parties.

8.             REPRESENTATIONS AND WARRANTIES

8.1          Each of the Contracting Parties hereby severally represents and warrants to the Escrow Agent that:

(a)           it is a body or corporation validly constituted under the laws of its jurisdiction of constitution or incorporation and it has the necessary power and authority and has obtained all necessary consents to enable it to enter into and perform its obligations under this Agreement;

(b)           the execution and delivery of this Agreement and the exercise of its rights and the performance and compliance with the obligations expressed to be assumed by it in this Agreement will not (i) conflict with any agreement to which it is a party or which is binding upon it or any of its assets; (ii) conflict with its constitutive documents or any of its internal rules or regulations; or (iii) conflict with any applicable law, regulation or official or judicial order;

(c)           all acts, conditions and things required to be taken, fulfilled and done and obtained and all other authorisations, filing, declarations, notarisation, registration, waivers, documentation or claim, (i) in order to enable it to lawfully enter into, exercise its rights and perform and comply with its obligations under this Agreement; (ii) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding; and (iii) to make this Agreement admissible in evidence in its jurisdiction of constitution or incorporation have been taken, fulfilled and done and obtained; and

(d)           all consents, approvals or other authorisations required to enable it to deposit the Certificates have been obtained and have not been revoked or varied.

8.2          Each of the representations and warranties set out in Clause 8.1 shall be separate and independent and shall survive and continue to have full force and effect after the execution of this Agreement, and each of the Contracting Parties hereby warrants to the Escrow Agent that the aforementioned representations and warranties will be true and correct and fully observed at all times with reference to the facts and circumstances existing at all such times until the release of the Certificates in accordance with Clause 5.

9.             FEES AND EXPENSES

9.1          In consideration of the Escrow Agent agreeing to act in accordance with the terms of this Agreement, the Chargor shall pay to the Escrow Agent the sum of S$5,000 (exclusive of goods and services tax) for the period of 12 months commencing from the date of this Agreement or part thereof; and S$1,000 (exclusive of goods and services tax) for each subsequent month thereafter, or part thereof (the Escrow Fee) payable as follows:

(a)           S$5,000 at the earliest of (i) the anniversary of the date of this Agreement; (ii) the release of the Certificates; or (iii) the filing of the Registration Statement; and

(b)           the monthly payment of S$1,000, in advance, on the first Business Day of the month.

9.2          The costs, fees and expenses incurred by the Escrow Agent (including legal costs) in carrying out, in connection with or in relation to its duties under this Escrow Agreement or in the enforcement of, or preservation of any right under this Agreement shall be borne and paid in full by the Chargor.

10.                               TERMINATION

10.1        This Agreement shall continue in full force and effect until:

(a)           the termination of the Escrow Agent’s appointment pursuant to Clause 2.3;

(b)           the discharge of the Escrow Agent’s obligations under this Agreement pursuant to this Agreement; or

(c)           the termination of this Agreement by any Party pursuant to Clause 10.2.

10.2        Any Party may terminate this Agreement forthwith by notice to the other Parties in any of the following circumstances:

(a)           if any other Party commits a breach of this Agreement which is not remedied within 30 days after notification thereof to such Party in breach;

(b)           if an order is made or an effective resolution passed for the winding up of that other Party otherwise than by means of a members’ voluntary winding up or for the purposes of a reconstruction or amalgamation while solvent the terms of which shall have been previously approved in writing by the first mentioned Party; or

(c)           if a receiver or similar officer is appointed of the whole or any part of the undertaking or assets of that other Party.

10.3        The termination of this Agreement shall be without prejudice to any rights which may have already accrued to any Party under this Agreement.

11.           ILLEGALITY

In case any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, rule or regulation made thereunder, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained in this Agreement.

12.           GOVERNING LAW

The Parties agree that this Agreement shall be governed by the laws of Singapore and agree to submit to the jurisdiction of the courts of Singapore in relation to any dispute or claim concerning or arising from this Agreement.

13.         CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) of Singapore, to enforce any term of this Agreement.

14.         DISPUTES

Any dispute arising in connection with this Agreement which cannot be settled by negotiation between the Parties or their representatives shall be submitted to arbitration before a single arbitrator to be agreed upon in Singapore in accordance with the Singapore International Arbitration Centre (SIAC) Rules. In the event the Parties are unable to agree on the choice of the arbitrator within 60 days of written notice to the other Parties, then either Party may apply to the Chief Executive Officer or President of the SIAC to nominate an arbitrator whose decision shall be binding on all Parties.

15.                               CONFIDENTIALITY

15.1                        Save for such disclosure as may be required by law, the laws of any relevant securities exchange or to enable either of the Parties to perform its obligations under the provisions of this Agreement, each of the Parties shall keep confidential and shall not divulge to any other person any provisions of this Agreement or any documents referred to in this Agreement, or any proprietary or confidential documents and/or information acquired from the other Party unless such disclosure has been expressly approved by the other Party.

15.2                        The covenants and obligations of this Clause 15 shall survive termination of this Agreement except and until the Parties can reasonably demonstrate to the other that the information referred to in Clause 15.1 has entered the public domain and that it shall continue to observe them regardless of whether its rights under this Agreement should be terminated.

15.3                        The Parties recognise that in addition to damages arising from a breach of this confidentiality clause, specific performance or injunctive remedies shall also be available to the non-defaulting Parties in enforcing the terms of this Agreement.

16.                               ASSIGNMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors. No Party shall assign or transfer any of its rights or obligations under this Agreement without the prior consent of all the other Parties.

17.                               WAIVER

17.1                        No right under this Agreement shall be deemed to be waived except by notice in writing signed by each Party.

17.2                        No waiver by a Party pursuant to Clause 17.1 will prejudice its rights in respect of any subsequent breach of this Agreement by any other Party.

17.3                        Subject to Clause 17.1, no failure by any Party to enforce any clause of this Agreement or any forbearance, delay or indulgence granted by that Party to any other Party will be construed as a waiver of its rights under this Agreement.

18.                               NOTICES

17.4                        Any demand, notice or request required or permitted to be given or made under this Agreement shall be in writing in the English language and delivered personally or by facsimile message or by prepaid registered post to the Parties at their addresses or fax numbers set out below (or such other address or fax number as the addressee has by prior written notice specified to the other Parties):

The Chargee

Address	:	250 North Bridge Road
#06-00 Raffles City Tower
Singapore 179101
Telefax no	:	65 - 63389778

Attention	:	Mr Timothy Chan/ Ms Uzia Sng

The Chargor

Fame Brilliant Group Limited

Address:	Suites 1002-3, 10/F.
Aon China Building, 29 Queen’s Road
Central, Hong Kong
Fax Number:	852 - 2869 0088

Attention:	Mr Hong Jinshan

The Escrow Agent

Address	:	80 Raffles Place
#25-01 UOB Plaza 1
Singapore 048624

Telefax no	:	(65) 6534 4892

Attention	:	Ms Nicole Tan

17.5                        Any such demand, notice or request shall be deemed to have been sufficiently given or made left at or sent by facsimile or registered post and addresses as aforesaid and shall be deemed to have been served on and duly received by the other Party when it ought in the ordinary course of transmission or post to have been received.

17.6                        Copies of any written communications sent by (i) any of the Contracting Parties to the Escrow Agent shall be sent by the sender to the other Contracting Parties, and (ii) the Escrow Agent to any Contracting Party shall be sent to all the Contracting Parties. Notwithstanding the foregoing, the Contracting Parties shall have the right to engage in direct written communications amongst themselves without providing copies to the Escrow Agent, except to the extent otherwise required under the terms of this Agreement.

17.7                        Any demand, notice or request or other communication by the Chargee to any other Parties shall be signed and delivered by the Authorised Representative.

17.8                        All the Chargee agrees as amongst themselves that, so long as Phillip Ventures Enterprise Fund 2 Ltd has any Loan Amount outstanding and unpaid, Phillip Ventures Enterprise Fund 2 Ltd shall be entitled to nominate and appoint the Authorised Representative. Each Chargee unconditionally and irrevocably appoints the Authorised Representative (as may be from time to time nominated or appointed by Phillip Ventures Enterprise Fund 2 Ltd) to be the Chargee’s agent and to act for and on their behalf in connection with Clause 18.4; and any demand, notice or request or other communication so signed and delivered by the Chargee shall be binding on the Chargee

19.                               SUCCESSOR

This Agreement shall enure to the benefit of and be binding up on the Parties and their respective successor-in-title and assigns. Any reference to this Agreement to any party shall be construed accordingly.

20.                               Miscellaneous

17.9                        This Agreement embodies all the terms and conditions agreed upon between the Parties and supersedes and cancels in all respects all other previous agreements and undertakings, if any, with respect to the escrow arrangement, whether such previous agreements and undertakings be written or oral. Any amendment to or variation of this Agreement shall be effective only if it is in writing and duly signed and confirmed in writing by or on behalf of each Party.

17.10                 This Agreement, and any notice, direction or other document or instrument delivered in connection with this Agreement, may be executed in counterparts, each of which shall constitute an original instrument, but all of which together shall constitute a single agreement, notice, direction, document or instrument, as the case may be.

SCHEDULE 1

Standard terms and conditions for the provision of escrow services

1.                                      The Escrow Agent shall not be responsible for providing any corporate action services and verifying the validity of or authenticating any of the documents relating to the Certificates.

2.                                      Each of the Contracting Parties irrevocably agrees that in the absence of fraud, dishonesty, wilful default, bad faith or gross negligence on the part of the Escrow Agent:

(a)                                 neither the Escrow Agent, its employees and agents shall have any liability whatsoever to the Contracting Parties under this Agreement for any losses, costs, damages or expenses which may directly or indirectly result from the Escrow Agent acting or omitting to act;

(b)                                 the Escrow Agent shall, unless it has actual knowledge otherwise, be entitled to rely on and not be liable to the Contracting Parties for, and shall be fully protected from, any consequence of the Escrow Agent’s reliance upon any communication, notice or document given by the other Parties under and in accordance with the terms of this Agreement and the Escrow Agent shall not be required to make any enquiries before relying on the same, nor shall the Escrow Agent be required to take any other action to establish any facts, including but not limited to:

(i)            whether such communication, notice of document has been given by a duly authorised person;

(ii)           the genuineness of any signature, seal or marking on any communication, notice or document;

(iii)          the terms and conditions of any agreement (written or otherwise) subsisting between the Contracting Parties or between the Contracting Parties and third party/ies;

(iv)          the truth or accuracy of any statement or representation contained in any communication, notice or document delivered to it; or

(v)           the authority of any person acting or purporting to act on behalf of the Chargor and/or the Chargee as the case may be or any third party referred to in this Agreement; and

(c)                                  the Escrow Agent’s duties are purely administrative in nature and the Escrow Agent:

(i)            shall exercise no discretion and shall not be liable to anyone, whomsoever, by reason of any error of judgment or for any act done or steps taken or omitted by it, or for any mistake of fact or law or anything which it may do or refrain from doing in connection herewith unless caused by or arising from its own fraud, dishonesty, wilful default, bad faith or gross negligence; and

(ii)           is not a trustee of, and does not owe any fiduciary duties to any of the Contracting Parties or any other person.

3.                                      The Escrow Agent may at any time, resign by giving written notice of its resignation to the Contracting Parties at least 14 days prior to the date specified for such resignation to take effect, in which case, upon the effective date of such resignation:

(a)                                 the Certificates then held by the Escrow Agent shall be delivered by it to such person as may be designated in writing jointly by the Contracting Parties, whereupon the Escrow Agent’s obligations under this Agreement shall cease and terminate; or

(b)                                 if no such person has been designated by such date, all obligations of the Escrow Agent under this Escrow Agreement shall, nevertheless, cease and terminate and the provisions of Clause 9 shall remain in effect and the Escrow Agent’s sole responsibility thereafter shall be to keep the Certificates held by it and to deliver the same to a person designated in writing jointly by Contracting Parties or, if no such person shall have been so designated, in accordance with the directions of a final order, and the provisions of Clauses 5.7 and 5.8 shall remain in effect.

4.                                      The Contracting Parties may, upon at least 30 days prior written notice to the Escrow Agent executed by the Contracting Parties, dismiss the Escrow Agent and appoint a successor. In such event, the Escrow Agent shall, as soon as practicable, deliver to the successor escrow agent named in such notice the Certificates. Upon receipt thereof by such successor escrow agent, and upon payment of the Escrow Fee and the reimbursement to the Escrow Agent of all expenses due to it under this Agreement through the date of delivery, the Escrow Agent, in its capacity as such, shall be released and discharged from all of its duties and obligations under this Agreement.

5.                                      From time to time on or after the date of this Agreement, the Contracting Parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments, or cause to be done such further acts, as the Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance with this Escrow Agreement, or to assure itself that it is protected in acting under this Escrow Agreement.

6.                                      The Escrow Agent shall be permitted to consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel, provided, however, that nothing contained in this paragraph 6, nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its fraud, dishonesty, wilful default, bad faith or gross negligence, all as provided in Clause 5.7, and the reasonable cost of such counsel shall be added to and be part of the Escrow Agent’s expenses under this Agreement.

7.                                      This Agreement may not be amended or any of its contents revoked unless such amendment or revocation is in writing and duly signed and confirmed in writing by or on behalf of each Party. .

8.                                      The Authorised Representative(s) may be added to or removed by notice in writing to the Escrow Agent (with a copy to all signatories) signed by the Authorised Representative(s).

9.                                      The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

10.                               Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall not in any event be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

11.                               In performing its duties and functions under this Agreement, the Escrow Agent may act by any responsible officer or officers and shall be entitled to delegate any of its duties and functions as may be reasonably necessary to perform any such duties and functions to an affiliate or to other persons (subject to the approval of the Contracting Parties) and in such manner as it considers reasonably appropriate provided that such persons shall be employees of the Escrow Agent or independent agents. The Escrow Agent shall not be liable under this Agreement for any act or omission of any such person, firm or corporation or any other person provided that the Escrow Agent shall exercise reasonable care, skill and diligence in the selection of such suitable third party and shall be fully responsible to the Contracting Parties for the duration of such arrangement with the third party for satisfying itself as to the ongoing suitability (which shall include the ongoing competence, and the ability, of the third party to perform the task delegated to it) of the sub-agent to perform such duties and services as set out in this Agreement.

12.                               Without prejudice to the aforesaid and any other rights and remedies the Escrow Agent may have, the Escrow Agent shall be authorised and entitled to refrain from doing anything which would or might in its opinion be contrary to any law of Singapore or which may otherwise render the Escrow Agent liable to any person.

13.                               All directions issued to the Escrow Agent shall be in writing.

14.                               The Escrow Agent shall be entitled to comply with any law of Singapore and/or the terms of any (a) judgment or order of court; (b) an award of any arbitral tribunal; (c) decision of a mediator (as the case may be) which is binding upon the Escrow Agent and/or the Contracting Parties; (d) instructions, directions or requests of any regulatory authority, government bodies or quasi-regulatory authority or government bodies (“Order”), regardless of whether such law or the terms of such Order are consistent with the terms of this Agreement.

The obligations of the Contracting Parties in this Agreement are joint and several.

IN WITNESS WHEREOF the Parties have set their respective hands the day and year first above written.

The Chargee

SIGNED by	)
TIMOTHY CHAN	)
for and on behalf of	)
PHILLIP VENTURES ENTERPRISE FUND 2 LTD	)
in the presence of:	)

Name:

NRIC No:

The Chargor

SIGNED by	)
OR SIU FONG	)
for and on behalf of	) /s/ Or Siu Fong
FAME BRILLIANT GROUP LIMITED	)
in the presence of:	)

/s/ Tsang Chi Hon

Name: Tsang Chi Hon

NRIC No: K358816(5)

The Escrow Agent

SIGNED by	)
NICOLE TAN SIEW PING	)
for and on behalf of	)
KHATTARWONG	)
in the presence of:	)

Name:

NRIC No:

IN WITNESS WHEREOF the Parties have set their respective hands the day and year first above written.

The Chargee

SIGNED by	)
TIMOTHY CHAN	)
for and on behalf of	)	/s/ Timothy Chan
PHILLIP VENTURES ENTERPRISE FUND 2 LTD	)
in the presence of:	)

/s/ Pauline Choon

Name: Pauline Choon

NRIC No: S.7117086 A.

The Chargor

SIGNED by	)
OR SIU FONG	)
for and on behalf of	)
FAME BRILLIANT GROUP LIMITED	)
in the presence of:	)

Name:

NRIC No:

The Escrow Agent

SIGNED by	)
NICOLE TAN SIEW PING	)
for and on behalf of	)	/s/ Nicole Tan Siew Ping
KHATTARWONG	)
in the presence of:	)

/s/ Melissa Leong

Name: Melissa Leong

FIN No: G6337404R